SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

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[X]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

i2 Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]	No fee required.

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i2 TECHNOLOGIES, INC.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

November 20, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 annual meeting of stockholders of i2 Technologies, Inc., which will be held at the Omni Hotel at Park West, 1590 Lyndon B. Johnson Freeway, Dallas, Texas 75234 on Monday, December 22, 2003 at 10:00 a.m. (Central Time).

Details of the business to be conducted at this meeting are given in the attached Notice of Annual Meeting of Stockholders and proxy statement.

After careful consideration, our Board of Directors has approved the proposal set forth in the proxy statement and recommends that you vote for such proposal.

In our efforts to reduce costs and be more efficient in our investor relations, we offer electronic voting and delivery of stockholder materials via the Internet. As a stockholder, you can help us save costs by voting electronically or by giving your consent for electronic delivery of stockholder materials. You may also vote your shares by telephone or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. Representation of your shares at the meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the methods offered. If you are able to attend this meeting and wish to change your proxy vote, you may do so by revoking your proxy or voting in person at the meeting.

We look forward to seeing you at the annual meeting.

Sincerely,

Sanjiv S. Sidhu
Chairman of the Board, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT

In order to assure your representation at this meeting, you are requested to vote your shares by telephone, by the Internet or by completing, signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope. No postage need be affixed if mailed in the United States.

i2 TECHNOLOGIES, INC.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 22, 2003

To the Stockholders of i2 Technologies, Inc.:

The 2003 Annual Meeting of Stockholders of i2 Technologies, Inc. will be held at the Omni Hotel at Park West, 1590 Lyndon B. Johnson Freeway, Dallas, Texas 75234 on Monday, December 22, 2003 at 10:00 a.m. (Central Time) for the following purposes:

1.  To elect two Class III directors to serve until the annual stockholders’ meeting in 2006, and until their successors have been elected and qualified.

2.  To act upon such other business as may properly come before this meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on November 5, 2003 are entitled to notice of and to vote at this meeting. A list of stockholders entitled to vote at this meeting will be available for inspection at our offices. Whether or not you plan to attend this meeting in person, please vote your shares by telephone, by the Internet or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. The prompt submission of your proxy by one of the three methods offered will assist us in preparing for this meeting.

You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting. It may be possible for you to vote in person at the meeting even if you have returned a proxy. Please review the proxy statement for more information.

By Order of the Board of Directors,

Robert C. Donohoo
Secretary

November 20, 2003

i2 TECHNOLOGIES, INC.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

PROXY STATEMENT

These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of i2 Technologies, Inc., a Delaware corporation, for the 2003 Annual Meeting of Stockholders to be held on Monday, December 22, 2003 at 10:00 a.m. (Central Time), and at any adjournment or postponement thereof, at the Omni Hotel at Park West, 1590 Lyndon B. Johnson Freeway, Dallas, Texas 75234. These proxy materials were first mailed to stockholders of record beginning on or about November 28, 2003.

PURPOSE OF MEETING

The specific proposal to be considered and acted upon at this meeting is summarized in the accompanying Notice of Annual Meeting of Stockholders. The proposal is described in more detail in this proxy statement.

VOTING RIGHTS AND SOLICITATION

The cost of soliciting proxies will be paid by us and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this proxy statement. Solicitation will be made primarily through the use of the mail; however, our regular employees may, without additional remuneration, solicit proxies personally by telephone or Internet e-mail.

A copy of our 2002 annual report to stockholders and our quarterly report on Form 10-Q for the period ended September 30, 2003 have been mailed concurrently with the mailing of the Notice of Annual Meeting of Stockholders and this proxy statement to all stockholders entitled to notice of, and to vote at, this meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

We have fixed November 5, 2003 as the record date for determining those stockholders who are entitled to notice of, and to vote at, this meeting. At the close of business on the record date, we had 434,054,700 outstanding shares of our common stock, par value $.00025 per share. The presence, in person or by proxy, of the holders of a majority of the shares of our outstanding common stock entitled to vote is necessary to constitute a quorum at this meeting. Each of our stockholders is entitled to one vote for each share of our common stock held by that stockholder as of the record date. Cumulative voting is not permitted in the election of directors. If a choice as to the matters coming before the meeting has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposal described in the Notice of Annual Meeting and in this proxy statement and in the discretion of the persons named in the proxy as proxy appointees as to any other matter that may properly come before the Annual Meeting. The inspector of election appointed for the meeting will tabulate the votes, separately calculating affirmative and negative votes, abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter).

A stockholder executing a proxy pursuant to this solicitation may revoke his or her proxy at any time prior to its use:

•	by delivering to the Secretary of i2 a signed notice of revocation or a later-dated, signed proxy; or

•	by attending the meeting and voting in person.

Attendance at the meeting does not in itself constitute the revocation of a proxy. In addition, if your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

As of November 5, 2003, our directors and executive officers beneficially owned an aggregate of approximately 116,881,647 million shares of our common stock, not including shares of common stock issuable upon exercise of outstanding stock options, constituting approximately 26.9% of the shares of common stock outstanding as of such date. It is expected that such directors and executive officers will vote or direct the vote of all shares of our common stock held or owned by such persons, or over which such persons have voting control, in favor of the proposal described in this proxy statement. Nonetheless, the approval of the proposal is not assured. See “Principal Stockholders.”

PROPOSAL 1

ELECTION OF DIRECTORS

We currently have the following four directors serving on our Board:

Sanjiv S. Sidhu, Chairman	Harvey B. Cash
Robert L. Crandall	Michael H. Jordan

The Board of Directors is divided into three classes, designated Class I, Class II and Class III. The term of office of our Class III directors, Sanjiv S. Sidhu and Robert L. Crandall, expires at this meeting, the term of office of the Class I director, Michael H. Jordan, expires at the 2004 annual meeting of stockholders, and the term of office of our Class II director, Harvey B. Cash, expires at the 2005 annual meeting of stockholders, and in each case until their successors have been elected and qualified. Directors to replace those of a class whose terms expire at a given annual meeting shall be elected to hold office until the third succeeding annual meeting or until their respective successors have been elected and qualified.

We announced the appointment of Mr. Jordan to our Board of Directors on January 17, 2002. This appointment was made solely by action of our Board of Directors, as permitted by Delaware law and our Bylaws. We also announced the resignations of Romesh Wadhwani and Gregory A. Brady from our Board of Directors effective September 30, 2002 and November 21, 2002, respectively.

Vote Required

Two Class III directors are to be elected at this meeting to hold office until the 2006 annual meeting of stockholders, or until their successors are elected and qualified. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. Abstentions and broker non-votes have no effect on the determination of plurality, except to the extent that they affect the total votes received by any particular nominee. The two nominees receiving the greatest number of votes of outstanding shares present in person or represented by proxy at this meeting and entitled to vote on this proposal will be elected to our Board of Directors even if they receive less than a majority of such shares.

Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for our nominees, Sanjiv S. Sidhu and Robert L. Crandall. If either Mr. Sidhu or Mr. Crandall is unable or declines to serve as a director at the time of this meeting, the proxies will be voted for the nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that either Mr. Sidhu or Mr. Crandall will be unable or will decline to serve as a director.

Our Board of Directors unanimously recommends a vote “FOR” Sanjiv S. Sidhu and Robert L. Crandall and proxies executed and returned will be so voted unless contrary instructions are indicated on the proxy.

Class III Nominees

Name	Director Since	Age	Position
Sanjiv S. Sidhu	1989	46	Director
Robert L. Crandall	2001	67	Director

Director Compensation and Indemnification Arrangements

Our current compensation package for our non-employee directors is as follows:

•	$25,000 annual cash retainer for serving on the Board of Directors.

•	$4,000 attendance fee for each meeting of the Board of Directors attended.

•	$5,000 annual cash retainer for serving on the Audit Committee of the Board of Directors.

•	$2,500 annual cash retainer for serving on the Compensation Committee of the Board of Directors.

•	$50,000 annual cash retainer for serving as the Chair of the Audit Committee of the Board of Directors.

•	$10,000 annual cash retainer for serving as the Chair of the Compensation Committee of the Board of Directors.

•	Initial and annual grants of stock options priced at fair market value on the terms set forth in the Automatic Option Grant Program of our 1995 Stock Option/Stock Issuance Plan (1995 Plan). Additional grants of stock options may be awarded under the Discretionary Option Grant Program of our 1995 Plan.

Directors who are also employees are not paid any fees or additional compensation for services as members of our Board of Directors or any committee of our Board of Directors. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of our Board of Directors and committees on which they serve.

Under the Automatic Option Grant Program of our 1995 Plan, each person who becomes a non-employee Board member automatically is granted at that time an option for 8,000 shares of common stock. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 8,000 shares of common stock under the 1995 Plan, provided such individual has served as a non-employee Board member for at least six months. Each option will have an exercise price per share equal to 100% of the fair market value per share of our common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but we may repurchase, at the exercise price paid per share, all unvested shares held at the cessation of the director’s Board service. Each option grant will vest, and our repurchase rights will lapse, in four equal annual installments over the optionee’s period of Board service, with the first such installment vesting one year from the option grant date.

Under the Discretionary Option Grant Program of our 1995 Plan, our Board of Directors will determine which eligible individuals receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. Each granted option will have an exercise price determined by the Board of Directors but shall in no event be less than 85% of the fair market value of the shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. Shares acquired under such options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with our company prior to vesting in those shares.

Option grants to non-employee directors during 2002 are detailed in the following table. The exercise price per share for all grants was equal to the fair market value per share of common stock on the grant date. Options granted under the Automatic Option Grant Program were granted in accordance with the terms set forth above. Such options are not exercisable until they become vested. Each of these options will vest, 25% upon completion of the first year of service measured from the date of grant and pro rata over a 36-month period thereafter.

	Date of Grant	Options Granted	Exercise Price Per Share	Purpose of Grant
Harvey B. Cash	5/30/02	8,000	$3.33	Annual Automatic Grant
Michael H. Jordan	1/17/02	8,000	7.59	New Director Automatic Grant
	1/17/02	17,000	7.59	Discretionary Option Grant
	5/30/02	8,000	3.33	Annual Automatic Grant
Robert L. Crandall	5/30/02	8,000	3.33	Annual Automatic Grant

We maintain directors’ and officers’ liability insurance and our Bylaws provide for mandatory indemnification of directors to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors. In addition, our Restated Certificate of Incorporation limits the liability of our directors to us and our stockholders for breaches of the directors’ fiduciary duties to the fullest extent permitted by Delaware law.

Board Meetings and Committees

Our Board of Directors met nine times during 2002. During 2002, each current incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during the period for which he has been a director and (2) the total number of meetings held by all committees of our Board of Directors on which such director served.

We have a standing Compensation Committee currently composed of Messrs. Cash (Chairman), Crandall and Jordan. The Compensation Committee met six times in 2002. The Compensation Committee administers our stock plans. The Compensation Committee has the responsibility for establishing the compensation payable to our Chief Executive Officer and is responsible for establishing compensation payable to our other executive officers based on recommendations made by the Chief Executive Officer. The Compensation Committee also is responsible for the overall administration of our employee benefit plans, including our employee stock purchase plans.

In addition, we have a standing Options Committee, currently composed of Mr. Sidhu, which has separate but concurrent authority with the Compensation Committee and the Board of Directors to make discretionary option grants and stock issuances from time to time under the 1995 and 2001 Plans to eligible employees that are not subject to Section 16 of the Securities Exchange Act of 1934. The Options Committee has the power and authority, with certain limited exceptions, to select the eligible individuals who are to receive option grants and stock issuances under the 1995 and 2001 Plans; to determine the number of shares of common stock subject to each such award (subject to the periodic corporate option pool authorized by the Compensation Committee and a limitation of 200,000 shares per individual each calendar year); to determine the exercise schedule in effect for each such option or stock issuance; and to determine the maximum term for which each option may remain outstanding.

We also have a standing Audit Committee currently composed of Messrs. Crandall (Chairman), Cash and Jordan. The Audit Committee met seven times in 2002. The oversight functions of the Audit Committee include, among other things, (i) appointing our independent auditor; (ii) reviewing the external audit plan and the results of the auditing engagement; (iii) reviewing the internal audit plan and the results of the internal audits; (iv) ensuring that management has maintained the reliability and integrity of our accounting policies and our financial reporting and disclosure practices; (v) reviewing the independence and performance of our internal and external auditors; and (vi) reviewing the adequacy of our system of internal control and compliance with all applicable laws, regulations and corporate policies. The Audit Committee has a charter that was approved by our Board of Directors. The current members of the Audit Committee are independent as defined by the listing standards of the Nasdaq National Market, on which our common stock was formerly quoted.

We do not have a standing Nominating Committee or any other committee performing similar functions, and these matters are considered at meetings of the full Board of Directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 5, 2003 by (1) each person who is known by us to own beneficially more than five percent of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table, and (4) all executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Sanjiv S. Sidhu(2)	116,124,292	(2)	26.8%
Amalgamated Gadget, L.P.	23,800,000	(3)	5.5
Gregory A. Brady(4)		(4)	*
Shigeru Nakane	1,146,176	(5)	*
Pallab K. Chatterjee	1,532,123	(6)	*
William M. Beecher	1,923,866	(7)	*
Hiten D. Varia	2,522,461	(8)	*
Harvey B. Cash	96,333	(9)	*
Robert L. Crandall	92,499	(10)	*
Michael H. Jordan	45,707	(11)	*
All executive officers and directors as a group (8 persons)	123,483,457	(12)	28.0%

*	Indicates less than 1%.
(1)	Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission in accordance with Rule 13d-3(d)(1). Percentage of beneficial ownership is based on 434,054,700 shares of our common stock outstanding as of November 5, 2003. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following November 5, 2003 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated in the footnotes to this table, the address for each person named in this table is 11701 Luna Road, Dallas, Texas 75234.
(2)	Includes 20,567,915 shares held by Sidhu-Singh Family Investments, Ltd., of which Mr. Sidhu is a general partner, and 30,000 shares held by the Sidhu-Singh Family Foundation, of which Mr. Sidhu is a trustee. The address of Mr. Sidhu and the entities that he controls is 11701 Luna Road, Dallas, Texas 75234.
(3)	Based on information in a Schedule 13G filed by Amalgamated Gadget, L.P., a Texas limited partnership (“Amalgamated”), such shares were purchased by Amalgamated for and on behalf of R2 Investments, LDC (“R2”) pursuant to an investment management agreement. Pursuant to such agreement, Amalgamated, acting through its general partner, Scepter Holdings, Inc., a Texas corporation (“Scepter”), has the sole power to vote or to direct the vote and to dispose or to direct the disposition of such shares. As the sole general partner of Amalgamated, Scepter has the sole power to vote or to direct the vote and to dispose or to direct the disposition of such shares. Geoffrey Raynor, as the President and sole shareholder of Scepter, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of such shares. R2 has no beneficial ownership of such shares. The address of Amalgamated is 301 Commerce Street, Suite 2975, Fort Worth, Texas 76102.
(4)	Mr. Brady was no longer our Chief Executive Officer as of April 22, 2002 and resigned from our Board on November 21, 2002. A recent broker search indicated that Mr. Brady owned 1,101 shares as of November 5, 2003. Mr. Brady’s beneficial holdings are excluded from the total shares held by all executive officers and directors calculated in the table above.

(5)	Includes 1,028,104 shares subject to options currently exercisable or exercisable within 60 days following November 5, 2003.
(6)	Includes 1,448,107 shares subject to options currently exercisable or exercisable within 60 days following November 5, 2003.
(7)	Includes 1,720,688 shares subject to options currently exercisable or exercisable within 60 days following November 5, 2003.
(8)	Includes 2,170,372 shares subject to options currently exercisable or exercisable within 60 days following November 5, 2003.
(9)	Consists of 96,333 shares subject to options currently exercisable or exercisable within 60 days following November 5, 2003.
(10)	Consists of 92,499 shares subject to options currently exercisable or exercisable within 60 days following November 5, 2003.
(11)	Consists of 45,707 shares subject to options currently exercisable or exercisable within 60 days following November 5, 2003.
(12)	Includes 6,601,810 shares subject to options currently exercisable or exercisable within 60 days following November 5, 2003.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Directors and Executive Officers

Set forth below is certain biographical information concerning our directors and executive officers as of November 5, 2003:

Name	Age	Position(s) Held
Sanjiv S. Sidhu	46	Chairman of the Board, Chief Executive Officer and President

Shigeru Nakane	54	Chief Operating Officer

Pallab K. Chatterjee	52	President, Solution Operations

William M. Beecher	46	Executive Vice President and Chief Financial Officer

Hiten D. Varia	46	Chief Customer Officer

Robert C. Donohoo	42	Senior Vice President, Secretary and General Counsel

Harvey B. Cash	65	Director

Robert L. Crandall	67	Director

Michael H. Jordan	67	Director

Mr. Sidhu founded i2 Technologies in 1988 and has served as our Chairman of the Board since our incorporation in 1989. In April 2002, Mr. Sidhu assumed the roles of Chief Executive Officer and President. He had previously served as our Chief Executive Officer from December 1994 until May 2001.

Mr. Nakane joined us in March 2001 as Executive Vice President of i2 Technologies and Chairman, President and Chief Executive Officer of i2 Technologies Japan, Inc. In April 2002, he was named Chief Operating Officer. From December 1999 until joining us, Mr. Nakane served as the Japan managing partner and the Asia Pacific Region business-to-enterprise leader for PricewaterhouseCoopers. From 1993 until joining PricewaterhouseCoopers, Mr. Nakane served in various executive level capacities with SAP, most recently as Senior Corporate Vice President responsible for SAP Global Internet Strategy.

Dr. Chatterjee joined us in January 2000 as Chief Operating Officer and subsequently became Executive Vice President and then President, Solution Operations. From January 1976 until joining us, Dr. Chatterjee served in several key executive officer positions with Texas Instruments, most recently as Senior Vice President and Chief Information Officer.

Mr. Beecher joined us in May 1997 as Vice President, International Operations and became Executive Vice President, Operations in September 1998. In May 1999, Mr. Beecher became our interim Chief Financial Officer and in September 1999, was appointed Chief Financial Officer. From April 1996 until joining us, Mr. Beecher was the Chief Financial Officer of Think Systems Corporation, which we acquired in May 1997.

Mr. Varia joined us in July 1995 as Vice President, Worldwide Consulting and became Executive Vice President, Worldwide Development in July 1998; in 1999, he became our Executive Vice President and Chief Delivery Officer, and in 2002, he became our Chief Customer Officer.

Mr. Donohoo joined us in September 1996 as our corporate counsel and was named Secretary in July 1999. In August 2002, he became our Senior Vice President and General Counsel. Prior to joining us, Mr. Donohoo was an associate at Shannon, Gracey, Ratliff & Miller, L.L.P. in Fort Worth, Texas.

Mr. Cash has served as a director since January 1996. Since 1986, Mr. Cash has served as general or limited partner of various venture capital companies affiliated with InterWest Partners, a venture capital firm. Mr. Cash currently serves on the board of directors of the following publicly held companies: Ciena Corporation (optical networking systems and software), Liberte’ Investors, Inc. (real estate financial services), Microtune, Inc. (radio frequency broadband gateway solutions), Silicon Laboratories, Inc. (semiconductors) and Airspan Networks, Inc. (communications). Mr. Cash is also a director of several privately held companies.

Mr. Crandall has served as a director since May 2001. Mr. Crandall served as Chairman of the Board, President and Chief Executive Officer of AMR Corporation, the parent company of American Airlines (air transportation), from 1985 to May 1998, when he retired. Mr. Crandall serves on the boards of Halliburton Company (energy services), Celestica, Inc. (electronics manufacturing services) and Anixter International (data communications products). Mr. Crandall is also a director of several privately held companies.

Mr. Jordan has served as a director since January 2002. Mr. Jordan was named Chief Executive Officer of Electronic Data Systems Corporation on March 20, 2003. He is a general partner of Global Asset Capital, LLC, as well as a partner of Beta Capital Group, LLC, both venture capital firms. Mr. Jordan retired as Chairman and Chief Executive Officer of CBS Corporation (formerly Westinghouse Electric Corporation) in December 1998 after serving in those positions since June 1993. Mr. Jordan serves on the boards of Aetna, Inc. (healthcare and related benefits organization) and WPP Group PLC (communications services). Mr. Jordan is also a director of several privately held companies.

Employment Contracts; Termination of Employment, Change-in-Control and Indemnification Arrangements

The executive officers serve at the discretion of our Board of Directors. Although no specific cash compensatory arrangements have been made for our executive officers (other than an expired agreement with Dr. Wadhwani), certain provisions of the 1995 Plan may have the effect of discouraging, delaying or preventing a change in control of us or unsolicited acquisition proposals. The Plan Administrator under the 1995 Plan may structure one or more outstanding options granted to our executive officers so that these options immediately accelerate in the event the executive officers are terminated involuntarily within a designated period (not to exceed 18 months) following the effective date of any change in control. All options granted under the 1995 Plan prior to January 16, 2001 provide for immediate acceleration in the event the optionee is involuntarily terminated within 18 months following the effective date of any change of control. We have entered into indemnification agreements with all of our executive officers. We maintain directors’ and officers’ liability insurance and our Bylaws provide for mandatory indemnification of officers to the fullest extent permitted by Delaware law.

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned by each individual serving as our Chief Executive Officer during 2002 and our four most highly paid executive officers who were serving as executive officers at December 31, 2002.

			Annual Compensation				Long-Term Compensation					All Other Compensation (1)
	Fiscal Year		Salary		Bonus		Restricted Stock Awards (8)			Securities Underlying Options
Sanjiv S. Sidhu Chairman of the Board, Chief Executive Officer and President	2002 2001 2000		$	— 118,759 150,000	$	— — 75,000	$	— — —		— — —		$4,380 167,115 224,427	(2) (3) (4)

Gregory A. Brady Former Director, Chief Executive Officer and President	2002 2001 2000			19,560 172,981 175,000		— — 627,001		— — —		3,508,000 4,000,000 1,400,000	(5)	158,668 71,256 —	(6) (7)

Shigeru Nakane (9) Chief Operating Officer	2002 2001	(10) (11)		339,740 188,105		469,400 400,423		315,000 —	(13)	1,650,000 600,000		— 170,648	(12)

Pallab K. Chatterjee President, Solution Operations	2002 2001 2000			197,404 144,865 150,000		349,376 282,990 397,279		315,000 — —	(13)	600,000 820,000 1,300,000		— — —

William M. Beecher EVP and Chief Financial Officer	2002 2001 2000			184,904 179,798 150,000		203,128 170,938 118,750		225,000 — —	(14)	600,000 530,000 400,000		— — —

Hiten D. Varia Chief Customer Officer	2002 2001 2000			184,904 179,798 150,000		168,750 174,758 244,515		225,000 — —	(14)	450,000 480,000 —		— — —

(1)	Excludes perquisites and other personal benefits for executive officers, other than Messrs. Sidhu and Brady, because the aggregate amounts thereof do not exceed 10% of such officers’ total salary and bonus in the respective year.
(2)	Represents amounts provided to Mr. Sidhu to cover his employee related costs of health and welfare benefits.
(3)	Represents expenses paid on the officer’s behalf, of which $165,573 is related to personal tax and estate planning and $1,542 is related to premiums paid by us with respect to a short-term life insurance policy on the life of Mr. Sidhu, the proceeds of which are payable to Mr. Sidhu’s personally designated beneficiaries.
(4)	Represents expenses paid on the officer’s behalf, of which $222,885 is related to personal tax and estate planning and $1,542 is related to premiums paid by us with respect to a short-term life insurance policy on the life of Mr. Sidhu, the proceeds of which are payable to Mr. Sidhu’s personally designated beneficiaries.
(5)	3,437,501 options were cancelled upon Mr. Brady’s termination as CEO as of April 22, 2002; 62,499 options expired on April 22, 2003, one year from Mr. Brady’s termination as CEO; and 8,000 options were cancelled on November 21, 2002, the date of Mr. Brady’s departure from the Board of Directors.
(6)	Represents expenses paid on the officer’s behalf, of which $27,883 is related to personal tax and estate planning, $9,248 is related to an automobile lease and $121,538 is related to the value of personal property received as a result of Mr. Brady’s termination agreement.
(7)	Represents expenses paid on the officer’s behalf, of which $48,642 related to personal tax and estate planning and $22,614 related to an automobile lease.
(8)	One third of Restricted Stock Awards vest after one year, the remaining two thirds vest after two years.
(9)	Mr. Nakane became our employee on March 15, 2001.

(10)	During the first nine months of 2002, Mr. Nakane was paid his salary and bonus in Japanese Yen. For this Summary Compensation Table, these amounts were converted to US Dollars at the closing Yen to Dollar exchange rate of 119.76 applicable on December 31, 2002, the final trading day of 2002.
(11)	In 2001, Mr. Nakane was paid his salary and bonus in Japanese Yen and the value of Other Compensation received by him was calculated in Japanese Yen. For this Summary Compensation Table, these amounts were converted to US Dollars at the closing Yen to Dollar exchange rate of 131.85 applicable on December 28, 2001, the final trading day of 2001.
(12)	Represents the value of payment for a club membership.
(13)	350,000 Restricted Shares granted on a date on which the share price was $0.90 per share
(14)	250,000 Restricted Shares granted on a date on which the share price was $0.90 per share

Option Grants in 2002

The following table sets forth certain information regarding stock options granted during 2002 to each of the current and former executive officers named in the Summary Compensation Table above:

	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees in 2002		Exercise Price per Share(2)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(5)
								5%	10%
Sanjiv S. Sidhu	—		—		$—		—	$—	$—

Gregory A. Brady	500,000 2,500,000 500,000 8,000	(3) (3) (3) (3)(4)	1.55 7.75 1.55 0.02	% % % %	7.59 7.59 6.03 3.33	(6) (6) (8) (11)	04/22/03 04/22/03 04/22/03 11/21/03	240,620 1,203,101 180,233 1,995	484,239 2,421,196 362,105 4,036

Shigeru Nakane	150,000 1,000,000 500,000		0.47 3.10 1.55	% % %	5.75 4.10 0.90	(9) (10) (12)	02/17/12 04/10/12 08/29/12	542,422 2,578,468 283,003	1,374,603 6,534,344 717,184

Pallab K. Chatterjee	100,000 500,000		0.31 1.55	% %	5.75 0.90	(9) (12)	02/17/12 08/29/12	361,614 283,003	916,402 717,184

William M. Beecher	200,000 400,000		0.62 1.24	% %	7.33 0.90	(7) (12)	01/20/12 08/29/12	921,960 226,402	2,336,426 573,747

Hiten D. Varia	200,000 250,000		0.62 0.78	% %	5.75 0.90	(9) (12)	02/17/12 08/29/12	723,229 141,501	1,832,804 358,592

(1)	Generally, options vest over a four-year period. Additionally, some options may be exercised prior to vesting subject to our right to repurchase at cost any unvested shares purchased prior to vesting in the event of the optionee’s termination of employment. In 2002, none of the options granted to the named officers were exercisable prior to vesting. Each option expires on the earlier of ten years from the date of grant or within a specified period following termination of the optionee’s employment with us.
(2)	The exercise price may be paid in cash or through a special same-day sale procedure through a company-designated broker. In addition, we may permit some optionees to pay their exercise price with a promissory note payable to us.
(3)	3,437,501 of Mr. Brady’s options were cancelled upon Mr. Brady’s termination as CEO as of April 22, 2002; 62,499 expired on April 22, 2003, one year from Mr. Brady’s termination as CEO; and 8,000 options were cancelled on November 21, 2002, the date of Mr. Brady’s departure from the Board of Directors.
(4)	These options were granted to Mr. Brady for his service as a member of the Board of Directors.

(5)	Under rules promulgated by the SEC, these stock valuations represent the hypothetical gain, or “option spread”, that would exist for these options based on assumed 5% or 10% stock price appreciation from the date of grant until the end of the options’ ten-year term. The 5% or 10% assumed annual rate of appreciation is specified in SEC rules. These assumptions are not intended to forecast future appreciation of our stock price. There can be no assurance that the potential realizable values shown in this table will be achieved. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.
(6)	Options were granted on January 17, 2002.
(7)	Options were granted on January 21, 2002.
(8)	Options were granted on February 11, 2002.
(9)	Options were granted on February 18, 2002.
(10)	Options were granted on April 11, 2002.
(11)	Options were granted on May 30, 2002.
(12)	Options were granted on August 30, 2002.

Aggregate Option Exercises in 2002 and December 31, 2002 Option Values

The following table sets forth certain information concerning options exercised during 2002 and option holdings at December 31, 2002 with respect to each of the current and former executives officers named in the Summary Compensation Table above. No stock appreciation rights were exercised during 2002 and none were outstanding at December 31, 2002.

Name	Shares Acquired Upon Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2002(2)		Value of Unexercised In-the-Money Options at December 31, 2002(2)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sanjiv S. Sidhu	—	$—	—	—	$—	$—
Gregory A. Brady	—	—	4,872,499	—	—	—
Shigeru Nakane	—	—	220,616	2,029,384	1,250	123,750
Pallab K. Chatterjee	—	—	705,201	1,764,799	1,250	123,750
William M. Beecher	—	—	1,158,030	1,208,506	1,000	99,000
Hiten D. Varia	—	—	1,635,173	980,006	625	61,875

(1)	Determined by subtracting the exercise price from the fair market value of our common stock on the exercise date (based upon the closing sales price of our common stock on the NASDAQ National Market on such date), multiplied by the number of shares acquired on exercise.
(2)	“Exercisable” refers to those options which were both exercisable and vested, while “Unexercisable” refers to those options which were unvested.
(3)	Value is determined by subtracting the exercise price from the fair market value of our common stock at December 31, 2002 ($1.15 per share), based upon the closing sales price of our common stock on the NASDAQ National Market on such date.

Equity Compensation Plan Information

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2002, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below (in thousands, except per share amounts):

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Awards	Weighted-Average Exercise Price of Outstanding Awards	Number of Shares Available for Future Grants
Plans approved by stockholders:
1995 Plan	95,922	$7.68	74,445
Plans not approved by stockholders:
2001 Plan	12,646	5.84	7,310
Assumed plans of acquired companies(1)	3,838	12.80	26,610

Total	112,406	7.64	108,365

(1)	Includes stock options granted to former employees of acquired companies that were assumed by us. We do not intend to grant additional stock options under any of the assumed plans of acquired companies. While our stockholders approved certain of our acquisitions of the companies from which these plans were assumed, our stockholders have not approved any of the assumed plans.

Compensation Committee Interlocks and Insider Participation

Mr. Jordan joined Mr. Cash and Mr. Crandall on the Compensation Committee upon appointment to our Board of Directors in January 2002. None of the members of the Compensation Committee is an officer or employee, or former officer or employee, of us or any of our subsidiaries. Until March 31, 2001, Mr. Beecher served as a member of the Board of Directors of Vistaar Technologies, a privately-held company of which Mr. Sandeep Tungare is Chairman and Chief Executive Officer. Mr. Tungare resigned from our Board of Directors in January 2002. No other current executive officer served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during 2002.

Report on Executive Compensation

The Compensation Committee serves under a charter adopted by the Board of Directors and is composed entirely of non-employee directors. The primary functions of the Compensation Committee include:

•	Setting the compensation of the Chief Executive Officer.

•	Reviewing the strategic approach to compensation for key executives, including their total annual compensation targets and payouts.

•	Approving stock option grants to executive officers and certain other employees.

Compensation Philosophy and Objectives

As a company, our primary objective is to maximize our long-term value for our stockholders. Accomplishing this objective requires developing and marketing products and services that provide solutions for our customers. The primary goal of the Compensation Committee is to align executive compensation with our short-term and long-term business objectives and operating performance. To accomplish this goal, we must develop compensation practices that allow us to attract and retain the people needed to define, create and market innovative products and services.

The Committee applies the following philosophical framework to executive compensation:

•	Provide a competitive total compensation package that considers compensation practices of selected peer companies in the software industry and other companies with which we are competing for executive-level individuals.

•	Base compensation design on principles that will lead to pay for performance. Performance above expectations should be recognized with a higher level of compensation while performance below expectations should be addressed with a lower payout of variable compensation.

•	Tie a significant portion of each executive’s total compensation to the overall performance of the company considering targets for financial results and organizational development.

•	Align the financial interests of each executive with those of our stockholders utilizing long-term, equity-based incentives.

Our executive compensation program includes the following key elements:

•	Base salary

•	Variable cash incentives

•	Equity-based incentives

•	Benefits

Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of total compensation roughly equivalent to that paid by a selected group of peer companies within the software industry.

Base Salary

Base salary and base salary adjustments for executive officers are determined by qualitative and quantitative factors relating to corporate and individual performance, and are evaluated in relation to salaries paid to executive officers at peer companies within the software industry.

Variable Cash Incentives

Annual cash incentive bonus programs are maintained to reward executive officers for attaining defined performance goals, including company-wide performance targets, business unit performance and individual goals.

During 2002, based on the company’s overall operating performance, our Chief Executive Officer elected not to receive a cash incentive bonus. Additionally, overall cash incentive bonus payouts for other key executives were significantly reduced for the first half of the fiscal year. The second half cash incentive payouts were reflective of the overall performance of the executive team and the company’s ability to achieve its financial targets.

Equity-based Incentives

We utilize our 1995 Plan to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of our stock. Generally, options under the 1995 Plan are granted with exercise prices set at the fair market value of the underlying stock on the date of grant, have a term of ten years, and are subject to vesting over four years. In determining the size of an option to be granted to an executive officer, the Compensation Committee takes into account the executive officer’s position and level of responsibility, the executive officer’s existing stock and unvested option holdings, the potential reward to the executive officer if the stock price appreciates in the public market and the competitiveness of the executive officer’s overall compensation arrangements, including stock options, although outstanding performance by an individual also may be taken into consideration. Option grants also may be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility.

The 1995 Plan was adopted by our Board of Directors and approved by our stockholders in 1995 and is administered by the Compensation Committee. Our Compensation Committee, when determining the size of annual grants to executive officers in 2002, focused on competitive peer data, experience and subjective information. They concluded that the stock and option holdings of the executives that received options were below the levels needed to provide the appropriate retention value.

In 2002, the Compensation Committee also considered and granted restricted stock awards to executive officers. These awards were designed to provide equity incentives to retain executive officers in light of significant changes to the Company’s business in 2002.

Benefits

Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular employees. Additional life insurance protection is provided to the Chief Executive Officer and the Chief Operating Officer.

We maintain a tax-qualified deferred compensation plan, or 401(k) Savings Plan, for the benefit of all of our eligible full-time employees. Under the plan, participants may elect to contribute, through salary reductions, up to 25% of their annual compensation subject to a statutory maximum. We do not currently provide additional matching contributions under the 401(k) Savings Plan, but may do so in the future. The 401(k) Savings Plan is designed to qualify under Section 401 of the Code so that contributions by employees or by us to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Savings Plan, and so that contributions by us, if any, will be deductible by us when made. The trustee under the plan, at the direction of each plan participant, currently invests the assets of the 401(k) Savings Plan in fourteen investment options, which exclude i2 stock.

Compliance with the Internal Revenue Code

Section 162(m) of the Code imposes a limit on tax deductions for annual compensation, other than performance-based compensation, in excess of $1,000,000 paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. We have not established a policy with regard to Section 162(m) of the Code, since we have not and do not currently anticipate paying cash compensation in excess of $1,000,000 per annum to any employee. None of the compensation paid by us in 2002 was subject to the limitation on deductibility. The Board of Directors and Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

CEO Compensation

During 2001, Mr. Sidhu asked that his base salary be reduced for an indefinite period of time to an amount necessary to cover the non-company paid portion of the costs associated with certain employee benefits. For 2002, Mr. Sidhu again asked that his compensation remain at these levels. The Compensation Committee will continue to assess the market data and peer company practices for the position of Chief Executive Officer to ensure that, when reinstated, Mr. Sidhu’s compensation is competitive relative to our company’s stated compensation philosophy.

Compensation Committee:	Harvey B. Cash, Chairman
Robert L. Crandall
Michael H. Jordan

The preceding Report on Executive Compensation shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such report be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

Stock Performance Graph

The graph depicted below shows a comparison of cumulative total stockholder returns for i2 common stock, the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Computer and Data Processing Services Group Index. The graph assumes that $100 was invested in i2 common stock on December 31, 1997, and in each index and that all dividends were reinvested. No cash dividends have been declared on shares of i2 common stock. The graph covers the period from December 31, 1997, the last trading day before our 1998 fiscal year, to December 31, 2002, the last trading day before our 2003 fiscal year. The data for the graph was provided to us by the NASDAQ Stock Market. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of our common stock.

The preceding Stock Performance Graph shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such graph be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

Certain Transactions with Management

Since January 1, 2002, there have been no transactions, or currently proposed transactions, between i2 or any of our subsidiaries and any executive officer, director, 5% beneficial owner of our common stock, or member of the immediate family of the foregoing persons, in which one of the foregoing individuals or entities had an interest of more than $60,000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms furnished to us or written representations from the reporting persons that no reports were required, we believe that, during 2002, all of our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that Raymond Greer, our Executive Vice President and President of Global Network Solutions and Services from January 2002 until September 2002, did not timely file his Form 3. Mr. Greer’s Form 3 was filed in February 2002.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2002, included in our Annual Report on Form 10-K for that year.

Pursuant to a written charter adopted by the Board of Directors, the Audit Committee oversees i2’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s duties and responsibilities are more fully described in its charter, which was included as Appendix A to our proxy statement for our 2002 annual meeting. Management is responsible for i2’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. i2’s independent auditor, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on those financial statements based on their audit.

The Audit Committee met seven times in 2002. The oversight functions of the Audit Committee include, among other things, (i) appointing our independent auditor; (ii) reviewing the external audit plan and the results of the auditing engagement; (iii) reviewing the internal audit plan and the results of the internal audits; (iv) ensuring that management has maintained the reliability and integrity of our accounting policies and our financial reporting and disclosure practices; (v) reviewing the independence and performance of our internal and external auditors; and (vi) reviewing the adequacy of our system of internal control and compliance with all applicable laws, regulations and corporate policies.

We have met and held discussions with management and Deloitte & Touche LLP, including discussions in connection with the internal review that resulted in the restatement of i2’s consolidated financial statements for the years ended December 31, 2000 and 2001 and for the quarters ended March 31, 2000 through September 30, 2002. We reviewed and discussed with our management i2’s audited financial statements for the year ended December 31, 2002. In addition, we discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61, “Communications with Audit Committees.” Also, we have received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and have discussed with Deloitte & Touche LLP its independence from i2.

Based upon the aforementioned discussions and disclosures, we recommended to the Board of Directors that the audited financial statements be included in i2’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Audit Committee:	Robert L. Crandall, Chairman
Harvey B. Cash
Michael H. Jordan

The preceding Report of the Audit Committee, and references in this proxy statement to the independence of the Audit Committee, shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such report or references be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference. The full responsibilities of the Audit Committee are set forth in its Charter, adopted by our Board of Directors.

INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS

As recommended by our Audit Committee, on May 7, 2002 our Board of Directors appointed Deloitte & Touche LLP to serve as our independent public accountants for the year ending December 31, 2002, replacing our former independent public accountants Arthur Andersen LLP, who were dismissed as our auditors effective as of that date. Our Audit Committee of the Board of Directors annually considers and recommends to our Board the selection of our independent public accountants.

Arthur Andersen’s reports on our consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the date Arthur Andersen was replaced, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on our consolidated financial statements and supporting schedules for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2001 and 2000 and through the date Arthur Andersen was replaced, we did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, our Board of Directors has appointed Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2003. Deloitte & Touche has served as our independent auditors since April 2002.

One or more representatives of Deloitte & Touche are expected to be present at the annual meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

In addition to performing the audit of our consolidated financial statements, Deloitte & Touche has provided various other services during 2002. The aggregate fees billed for 2002 for each of the following categories of services are set forth below:

Audit fees (including reviews of Forms 10-Q)	$383,652
Financial information systems design and implementation fees	0
All other fees:
Audit related services (1)	384,196
Tax services (2)	177,003

$944,851

(1)	Includes fees for statutory audits of foreign subsidiaries and accounting consultations.
(2)	Includes services related to tax compliance and other tax-related consultations.

The Audit Committee has reviewed summaries of the services provided by Deloitte & Touche LLP and the related fees, and the Audit Committee has determined that the provision of non-audit services covered in “Financial information systems design and implementation fees” and “All other fees” is compatible with maintaining the independence of Deloitte & Touche LLP.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any stockholder proposal to be considered by us for inclusion in our proxy statement and form of proxy card for our 2004 annual meeting of stockholders, must be received by us at our offices in Dallas, Texas, addressed to our Secretary, not later than January 31, 2004. With respect to any stockholder proposal submitted outside of Rule 14a-8, persons named in the accompanying proxy card shall have discretionary authority to vote against any proposal presented at our 2004 annual meeting of stockholders unless notice is received by us not later than March 15, 2004 in the manner specified in the previous sentence. These proposals must comply with applicable Delaware law, certain rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

ANNUAL REPORT ON FORM 10-K

WE WILL MAIL TO ANY STOCKHOLDER WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, AT OUR EXECUTIVE OFFICES LOCATED AT ONE i2 PLACE, 11701 LUNA ROAD, DALLAS, TEXAS 75234.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at this meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment of our interest. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card, unless marked to the contrary.

By Order of the Board of Directors,

Robert C. Donohoo
Secretary

November 20, 2003

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here ☐ for Address Change or Comments SEE REVERSE SIDE

1. The election of two Class III directors:	2. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

	FOR the nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed to the left	Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.
NOMINEES: 01 Sanjiv S. Sidhu 02 Robert L. Crandall	☐	☐

Instruction: To withhold authority to vote for either nominee, write that nominee’s name in the space provided below.

(Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title to such.)

Dated:		, 2003

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PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE

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PROXY

i2 TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints Sanjiv S. Sidhu and William M. Beecher, and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock, par value $0.00025 per share, of i2 Technologies, Inc. (“i2”), the undersigned could vote, and with all power the undersigned would possess, if personally present at the annual meeting of stockholders of i2 to be held at the Omni Hotel at Park West, 1590 Lyndon B. Johnson Freeway, Dallas, Texas 75234 on Monday, December 22, 2003 at 10:00 a.m. (Central Time), and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN ITEM 2 ON THE REVERSE SIDE SHOULD MARK A LINE THROUGH THE ENTIRE ITEM.

Address Change/Comments (Mark the corresponding box on the reverse side)

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